Exhibit 99.1

 Catalyst Biosciences  Corporate Presentation  20 March 2023

 2  © Catalyst Biosciences  Cautionary Note Regarding Forward-Looking Statements  This presentation contains “forward-looking statements” within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties and are based on estimates and assumptions. Other than statements of historical facts, all statements included in this presentation are forward-looking statements, including, without limitation, the amount and timing of planned cash distributions under the contingent value rights agreement the (“CVR”); expectations regarding the proposed transactions with entities affiliated with GNI Group Ltd., including Beijing Continent Pharmaceuticals Co. Ltd. (“Beijing Continent”), the expected benefits and timing of the closing of the proposed transaction; the potential market opportunity for and expected development of Hydronidone (F351) in nonalcoholic steatohepatitis (“NASH”) and liver fibrosis; the safety and tolerability profile of Hydronidone (F351); the association of clinical data with potential clinical benefit; and statements regarding the potential of, and expectations regarding, Beijing Continent’s programs. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “design,” “expect,” “potential,” “plan,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations, and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially, including, but not limited to, the risks that the proposed business combination with Beijing Continent will not be completed in a timely manner, if at all; the risk that the development of Hydronidone (F351) in NASH and liver fibrosis will not be successful or require more capital than anticipated; the risk that results from the Phase 2 trial of Hydronidone (F351) in hepatitis related fibrosis will not be replicated in subsequent trials, and other risks described in the "Risk Factors" section of the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) as well as the proxy statement and registration statement on Form S-3 to be filed with the SEC by Catalyst. We disclaim any obligation to update any forward-looking statements, except as required by law.

 Generate further value for stockholders  3  CBIO corporate strategy  December 2022  Acquired global rights (excluding China) to Hydronidone (F351), a drug designed to treat NASH and liver fibrosis  Plan to acquire a controlling interest in Beijing Continent, a commercial biopharmaceutical company based in China, from the GNI Group Ltd. and related parties  Announced $7.5 million special dividend and CVR  2023  Completed $6 million asset sale of compounds designed to treat rare bleeding disorders to GC Biopharma, with net proceeds to be distributed to CVR holders  Annual Meeting of Stockholders expected to be held mid-2023  © Catalyst Biosciences

 Transition Our Focus to Organ Fibrosis   4  CBIO 2023 corporate strategy  Expect to consummate Beijing Continent business combination in mid-2023  Planning development of Hydronidone (F351) for NASH in the United States  Beijing Continent expected to complete enrollment of Phase 3 trial in Hydronidone (F351) for hepatitis B virus (“HBV”)-associated liver fibrosis in China  Distribute remaining net cash from legacy assets to CVR holders  © Catalyst Biosciences

 Consistent growth in revenue & profit  5  Beijing Continent sales of ETUARY (Pirfenidone) in China  © Catalyst Biosciences  © 2023 GNI Group Ltd. All rights reserved  Beijing Continent Financials  (Legal entity, local currency)     P/L 000s RMB  FY2020  FY2021  FY2022  20 vs 21  21 vs 22   Revenue  447,002   571,038   688,630   28%  21%   COGS  26,627   25,629   29,299  -4%  14%   Gross profit  420,375   545,409   659,331   30%  21%   SG&A  228,460   314,799   413,936*  38%  31%   R&D  37,212   46,188   53,768   24%  16%   Profit before tax  156,656   188,704   194,193  20%  3%   Profit after tax  127,927   149,387   151,594  17%  1%   Headcount  419  481  523  15%  9%  *including writing down of BC’s one-time listing expenses of JPY 395M

 Liver fibrosis market opportunity  6  Catalyst Biosciences  © Catalyst Biosciences

 7  Hydronidone’s metabolic profile vs Pirfenidone improves safety  © Catalyst Biosciences  Pirfenidone  Hydronidone – F351  Low potential of Hydronidone and its major metabolites for DDIs in terms of involvement of P-gp, CYP450, and major transporter systems  In contrast to Pirfenidone, the shift toward Phase II metabolism may protect Hydronidone from formation of reactive metabolites and covalent protein binding, thus reducing its potential for idiosyncratic liver toxicity (Zhou S et al, J Med Chem 2020)

 Has shown anti-fibrotic effects across standard models of liver fibrosis, including NASH  More potent than Pirfenidone  Pleiotropic mechanism of action designed to target the key drivers of fibrogenesis   Independent of initial causative insult  Results in inhibition of hematopoietic stem cell proliferation with potential to reverse liver fibrosis  Absorption, distribution, metabolism and excretion profile is characterized by good oral bioavailability, exposure and metabolite profile relevant to humans, indicative of low DDI potential  No adverse effects on major organ systems observed  Well tolerated upon long-term dosing across species at exposures relevant to humans without major organ toxicity   No genotoxicity or adverse effects on fertility and reproduction observed  © Catalyst Biosciences  Therapeutic effect & favorable safety profile in liver fibrosis  8  Hydronidone’s (F351) positive nonclinical risk/benefit profile

 9  © Catalyst Biosciences  Double blind, randomized, placebo-controlled + standard antiviral therapy*  Phase 2 trial results in HBV-induced liver fibrosis  Design  A randomized, double-blind, placebo-controlled, multicenter, entecavir-based, dose-exploration phase 2 trial of Hydronidone (F351) capsules for the treatment of liver fibrosis associated with HBV (conducted in China by Beijing Continent)  Basic Treatment  *Entecavir administered continuously for 52 weeks  Primary Endpoint  Proportion of liver fibrosis Ishak scores decreased by ≥1 from baseline after 52 weeks of treatment  Secondary Endpoint  Conversion rate and decrease of HBV DNA after treatment  Proportion of decrease in liver transient elastography values after treatment compared to pre-treatment  Proportion of liver tissue inflammation grading decreased ≥ grade 1 after treatment compared to pre-treatment without worsening fibrosis  Improvement of liver function alanine aminotransferase index  Cai et al Clinical Gastroenterology & Hepatology 2022

 10  © Catalyst Biosciences  Double blind, randomized, placebo-controlled + entecavir  Phase 2 trial results in HBV-induced liver fibrosis  Enrolled (n=167)  Hydronidone 180 mg (n=42)  Hydronidone 270 mg (n=41)  Hydronidone 360 mg (n=41)  Placebo (n=43)  Cai et al Clinical Gastroenterology & Hepatology 2022

 11  © Catalyst Biosciences  Primary Endpoint：  The proportion of Ishak of liver fibrosis decreased by ≥1 point (fibrosis regression) from baseline after 52 weeks treatment  Positive safety profile. There was no statistical difference in the occurrence of adverse events, adverse reactions and serious adverse events between the four groups during the trial  Therapeutic Effect  Safety Profile  P = 0.0245  Phase 2 trial results in HBV-induced liver fibrosis  Double blind, randomized, placebo-controlled + entecavir  Cai et al Clinical Gastroenterology & Hepatology 2022

 Potential treatment of liver fibrosis of different etiologies, including NASH  12  Clinical risk/benefit profile of Hydronidone (F351) is positive  Positive results in a subpopulation of patients with significant liver fibrosis supports Hydronidone’s (F351) potential in preventing progression of liver fibrosis into cirrhosis  No statistical difference in the occurrence of adverse events, adverse drug reactions, or serious adverse events between the four groups during the Phase 2 trial  Good safety profile demonstrated in subjects with mild hepatic impairment  No adverse effects nor prolongation of QT interval   Food consumption slows down absorption of Hydronidone (F351) and its major metabolites and reduces the Cmax values; therefore, dosing on an empty stomach is recommended  No clinically relevant DDIs observed  © Catalyst Biosciences

 Transitioning Our Focus to Organ Fibrosis  13  CBIO Summary  Acquired global rights (excluding China) to Hydronidone (F351), a drug designed to treat NASH and liver fibrosis and demonstrating promising efficacy and safety results  Anticipate completing a business combination with Beijing Continent, a commercial-stage biopharmaceutical company based in China in mid-2023  Hydronidone (F351) clinical readouts expected in 2024 for HBV-associated fibrosis and NASH  Planned additional cash distributions to CVR holders in 2023 and 2025  © Catalyst Biosciences

 Thank you  © Catalyst Biosciences  Nasdaq: CBIO  CatalystBiosciences.com  14